Exhibit 4.4
EXIDE TECHNOLOGIES
2009 Stock Incentive Plan
     1. Purpose. The purpose of the 2009 Stock Incentive Plan is to attract and retain non-employee directors, officers, key employees and certain consultants of Exide Technologies, a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.
     2. Definitions. As used in this Plan,
          (a) “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.
          (b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.
          (c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 14 of this Plan, such committee (or subcommittee).
          (d) “Cash Award” means a bonus opportunity awarded under Section 11 of the Plan pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or, if no agreement is entered into with respect to the Cash Award, other documents evidencing the award (the “Cash Award Agreement”).
          (e) “Change in Control” has the meaning set forth in Section 15 of this Plan.
          (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          (g) “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.
          (h) “Company” means Exide Technologies, a Delaware corporation.
          (i) “Continuous Service” refers to the absence of any interruption or termination of service as an employee, Director or consultant. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or applicable law, or unless provided otherwise pursuant to Company policy, as adopted from time to time; or (iv) in the case of transfer between locations of the Company or between the Company, its Subsidiaries or their respective successors. Changes in status between service as an employee, a Director and a consultant will not constitute an interruption of Continuous Service.
          (j) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
          (k) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).
          (l) “Detrimental Activity” means, unless otherwise defined by the Board:
               (i) Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, installs or utilizes such product, service, or system, or engages in such business activity.
               (ii) Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.
               (iii) The disclosure (unless required by applicable law) to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a director of or consultant for the Company or its Subsidiaries thereafter.
               (iv) The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.
               (v) Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:
                    (A) due to the Participant’s willful and continuous failure to substantially perform the duties for which he or she is employed,
                    (B) due to the Participant’s willful violation of a material Company policy,

                    (C) due to the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty or other willful misconduct,
                    (D) due to the Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company, or
                    (E) due to an act of dishonesty on the part of the Participant resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.
     The Committee may in its discretion determine whether a Participant’s termination is a Termination for Cause. The Committee’s determination shall be final and binding upon the Participant, the Company and all other affected persons. The definition herein of “Termination for Cause” shall not in any way limit the Company’s ability to terminate a Participant’s employment at any time.
               (vi) Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.
          (m) “Director” means a member of the Board of Directors of the Company.
          (n) “Effective Date” means the date that this Plan is approved by the stockholders of the Company.
          (o) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.
          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
          (q) “Existing Plans” means the Exide Technologies 2004 Stock Incentive Plan and the Exide Technologies 2004 Stock Incentive Plan as amended and restated effective August 22, 2007.
          (r) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.
          (s) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
          (t) “Management Objectives” means one or more of the following selected by the Board to measure Company, affiliate, and/or business unit performance for a Performance

Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; free cash flow; operating cash flow; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of affiliates or business units. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Board, and in the case of a Qualified Performance-Based Award, to the extent permitted under Section 162(m) of the Code, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Management Objectives may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.
          (u) “Market Value per Share” means as of any particular date (the “Determination Date”), the following:
               (i) Prior to May 5, 2011, (a) the average closing price of the Common Stock for the ten consecutive trading days immediately preceding, but not including, the Determination Date as reported on the Nasdaq Stock Market; or (b) if such shares of Common Stock are not traded on the Nasdaq Stock Market but are quoted on the New York Stock Exchange or the American Stock Exchange, or a successor system, the average closing price of the Common Stock for the ten consecutive trading days immediate preceding, but not including, the Determination Date; or (c) if such shares of Common Stock are not traded on the Nasdaq Stock Market or on any other national securities exchange, but are otherwise traded in the over-the-counter market, the average mean between the representative bid and asked prices for the ten consecutive trading days immediately preceding, but not including, the Determination Date; or (d) if subsections (a) through (c) hereof do not apply, the fair market value established in good faith by the Board. Notwithstanding the previous sentence, in the event the Market Value per Share, as calculated under subsections (a) through (d) hereof, is less than the closing price of the Common Stock on the Date of Grant, then the Market Value per Share shall be equal to the closing price of the Common Stock on the Date of Grant.
               (ii) Effective May 5, 2011, the closing sale price of the Common Stock as reported on the Nasdaq Stock Market or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If the Common Stock is not traded as of any given date, the Market Value per Share means the closing price for the Common Stock on the principal exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock was traded. If there is no regular public trading market for the Common Stock, the Market Value per Share of the Common Stock shall be the fair market value of the Common Stock as determined in good faith by the Board.
               (iii) The Board is authorized to adopt another fair market value pricing method, including, but not limited to, the method set forth in subsection (i) hereof, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
          (v) “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.
          (w) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
          (x) “Option Price” means the purchase price payable on exercise of an Option Right.
          (y) “Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.
          (z) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, key employee or consultant of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.
          (aa) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.
          (bb) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.
          (cc) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.
          (dd) “Plan” means this Exide Technologies 2009 Stock Incentive Plan.
          (ee) “Qualified Performance-Based Award” means any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
          (ff) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 or 9 has expired.

          (gg) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.
          (hh) “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive shares of Common Stock or cash at the end of a specified period.
          (ii) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.
          (jj) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.
          (kk) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.
     3. Shares Available Under the Plan.
          (a) Maximum Shares Available Under Plan.
               (i) Subject to adjustment as provided in Section 13 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to Non-Employee Directors, (F) as awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan, will not exceed in the aggregate 4,000,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
               (ii) Shares of Common Stock covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any award granted under the Plan, any shares of Common Stock that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if shares of Common Stock are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised shall reduce the aggregate plan limit described above; (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (C) the number of shares of Common Stock covered by an Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to the Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate plan limit described above
          (b) Life of Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 13 of this Plan:
               (i) The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 4,000,000 shares of Common Stock; and
               (ii) The number of shares of Common Stock issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other awards under Section 10 of this Plan (after taking into account any forfeitures and cancellations) will not during the life of the Plan exceed 4,000,000 shares of Common Stock in the aggregate;
               (iii) Awards will not be granted under Section 9 or Section 10 of the Plan to the extent they would involve the issuance of more than 4,000,000 shares in the aggregate; and
               (iv) The aggregate maximum value as of the Date of Grant of Cash Awards granted under this Plan during any fiscal year of the Company to any one Participant on or after the Effective Date shall not exceed U.S. $3,000,000.
          (c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 13 of this Plan:
               (i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 1,000,000 shares of Common Stock during any calendar year;
               (ii) No Participant will be granted Qualified Performance Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 800,000 shares of Common Stock during any calendar year; and
               (iii) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000.

     4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:
          (a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
          (b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.
          (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.
          (d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.
          (e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
          (f) Each grant will specify the period or periods of Continuous Service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant, a Change in Control or other sufficient reason.
          (g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.
          (h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
          (i) The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.
          (j) No Option Right will be exercisable more than 10 years from the Date of Grant.
          (k) To the extent permitted by Section 409A of the Code, the Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise, (ii) the availability of a loan at exercise, and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted shares of Common Stock, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.
          (l) The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in shares of Common Stock (or Appreciation Rights payable in shares of Common Stock or cash, or a combination of both, at the Board’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value Per Share of the underlying shares of Common Stock and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying shares of Common Stock and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.
          (m) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.
     5. Appreciation Rights.
          (a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.
          (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
               (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.
               (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.
               (iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

               (iv) Any grant may specify that such Appreciation Rights may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of a Participant, a Change in Control or other sufficient reason.
               (v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis.
               (vi) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.
               (vii) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.
          (c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.
          (d) Regarding Free-Standing Appreciation Rights only:
               (i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;
               (ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and
               (iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
     6. Restricted Stock. The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on an annual basis, as determined by the Board at the Date of Grant.
          (d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).
          (e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that, notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives, may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.
          (f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a Change in Control or other sufficient reason.
          (g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.
          (h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.
     7. Restricted Stock Units. The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting or sale of Restricted Stock Units to

Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:
          (a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives then, notwithstanding anything to the contrary contained in subparagraph (c) below, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.
          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
          (c) If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period will expire ratably during the three-year period, on an annual basis, as determined by the Board at the Date of Grant.
          (d) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a Change in Control or other sufficient reason.
          (e) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.
          (f) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock, in an amount of cash equal to the Market Value per Share of the shares of Common Stock underlying the Restricted Stock Units, or may reserve to the Board the discretion to make payment in either cash or shares of Common Stock.
          (g) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

     8. Performance Shares and Performance Units. The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.
          (b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, a Change in Control or other sufficient reason.
          (c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.
          (d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.
          (e) Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.
          (f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.
          (g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

     9. Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of shares of Common Stock, Restricted Stock or Restricted Stock Units to Non-Employee Directors. Each grant of an award to a Non-Employee Director will be upon such terms and conditions as approved by the Board and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Unless otherwise determined by the Board, each grant will vest not earlier than the next annual meeting of the stockholders of the Company subsequent to the Date of Grant, subject to the Non-Employee Director remaining a Director through the date of such annual meeting. Each grant will specify in the case of an Option Right, an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each Option Right and Free-Standing Appreciation Right granted under the Plan to a Non-Employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in shares of Common Stock, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under the Plan in lieu of cash.
     10. Other Awards.
          (a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Board shall determine.
          (b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.
          (c) The Board may grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

          (d) Share-based awards pursuant to this Section 10 are not required to be subject to any minimum vesting period.
     11. Cash Awards. The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Cash Awards to Participants. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each Cash Award Agreement will specify Management Objectives or other performance criteria which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives or other performance criteria, as applicable, a minimum acceptable level of achievement and may set forth a formula for determining the amount of the Cash Award that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives or other performance criteria, as applicable. If Management Objectives are specified, the Cash Award Agreement will specify that, before the Cash Award will be earned and paid, the Board must certify that the Management Objectives have been satisfied.
          (b) If a Cash Award Agreement specifies Management Objectives, the Cash Award shall not be earned and paid sooner than one year from the Date of Grant.
          (c) Each Cash Award Agreement may specify a percentage of the target Cash Award that is intended to be a Qualified Performance-Based Award.
          (d) Any Cash Award Agreement may specify that the amount payable with respect thereto may be paid by the Company in cash or other property, and may either grant to the Participant or retain in the Board the right to elect among those alternatives. To the extent that a Cash Award is paid in the form of cash, the Board may determine whether a payment is in U.S. dollars or foreign currency.
          (e) Each Cash Award Agreement will specify the timing of payment of the Cash Award and, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for the payment of any Cash Award to be deferred to a specified date or event. All elective deferrals permitted pursuant to this Section 11(e) shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Board to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.
          (f) Notwithstanding anything to the contrary contained in this Plan, any Cash Award Agreement may provide for earlier vesting of the Cash Award in the event of the retirement, death or disability of a Participant, a Change in Control, or other sufficient reason.
          (g) Each Cash Award Agreement will contain such terms and provisions, consistent with the Plan, as the Board may approve.

     12. Transferability.
          (a) Except as otherwise determined by the Board, no Option Right, Appreciation Right, award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, Cash Award or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such award granted under this Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.
          (b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.
     13. Adjustments.
          (a) The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of shares of Common Stock covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.
          (b) In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such termination or event or Change in Control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right.
          (c) The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.
     14. Administration of the Plan.
          (a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).
          (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 10 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.
          (c) The Board or, to the extent of any delegation as provided in Section 14(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.
     15. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award, a “Change in Control” shall mean the occurrence of any of the following events:

          (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “Person” or “Group” of related persons (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934),
          (b) the adoption of a plan relating to the liquidation or dissolution of the Company,
          (c) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any Person or Group becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, but excluding, for this purpose, any options to purchase equity securities of the Company held by such Person or Group) of more than 50% of the aggregate voting power of all classes of capital stock of the Company having the right to elect directors under ordinary circumstances,
          (d) the first day on which a majority of the members of the Board are not Continuing Directors, or
          (e) such other event as the Board may determine by express resolution to constitute a Change in Control for purposes of this Plan.
“Continuing Directors” means, as of any date of determination, any member of the Board who (i) was a member of the Board on the date this plan is approved by the Company’s stockholders or (ii) was nominated for election or elected to the Board with the approval of (a) a majority of the Continuing Directors who were members of the Board at the time of such nomination or election or (b) a majority of those Directors who were previously approved by Continuing Directors.
     16. Detrimental Activity. Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:
          (a) Forfeit any award granted under the Plan then held by the Participant;
          (b) Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all shares of Common Stock that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and
          (c) With respect to any shares of Common Stock so acquired that the Participant has disposed of, pay to the Company in cash the difference between:
               (i) Any amount actually paid therefor by the Participant pursuant to this Plan, and

               (ii) The Market Value per Share of the shares of Common Stock on the date of such acquisition.
To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts (but only to the extent that such amounts would not be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code) that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
     17. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. Unless otherwise determined by the Board, any sub-plans in place on the Effective Date under the Existing Plans will be considered sub-plans for purposes of this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
     18. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Board may cause the Company to withhold such shares of Common Stock having a value equal to the amount required to be withheld. Unless otherwise determined by the Board, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, by delivering to the Company other shares of Common Stock held by such Participant, or by payroll deduction for the two pay periods following the date the withholding is required or, for Executive Officers, by check on the date the withholding is required. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such shares of Common Stock on the date the benefit is to be included in Participant’s income, regardless of whether the shares of Common Stock underlying the award would otherwise be delivered on such date. In no event shall the Market Value per Share of the shares of Common Stock to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.
     19. Amendments, Etc.
          (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.
          (b) Except in connection with a corporate transaction or event described in Section 13 of this Plan, the terms of awards outstanding under the Plan may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without stockholder approval.
          (c) If permitted by Section 409A of the Code and Section 162(m) in the case of a Qualified Performance-Based Award, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 12(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
          (d) Subject to Section 19(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 13 above, no such amendment shall impair the rights of any Participant without his or her consent.

The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
          (e) Presentation of the Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits in plans that do not require stockholder approval.
     20. Compliance with Section 409A of the Code.
          (a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
          (b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.
          (c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.
          (d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

     21. Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
     22. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. No grants will be made on or after the Effective Date under the Existing Plans, except that outstanding awards granted under the Existing Plans will continue unaffected following the Effective Date.
     23. Exclusion from Certain Restrictions. Notwithstanding anything in this Plan to the contrary, up to 10 percent of the shares of Common Stock in the aggregate available under this Plan may be subject to awards without any minimum vesting period.
     24. Miscellaneous.
          (a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.
          (b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
          (c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
          (d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
          (e) Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.
          (f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
          (g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
          (h) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
          (i) Any Evidence of Award may: (i) provide for recoupment by the Company of all or any portion of an award upon such terms and conditions as the Board may specify in such Evidence of Award; or (ii) include restrictive covenants, including, without limitation, non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by the Company and/or within a specified period after termination as a condition to the Participant’s receipt or retention of all or any portion of an award. This Section 24(i) shall not be the Company’s exclusive remedy with respect to such matters. This Section 24(i) shall not apply after a Change of Control, unless otherwise specifically provided in the Evidence of Award.